Exhibit 99.1

  The Middleton Doll Company Reports Third Quarter Results; Board of Directors
                      Declares Regular Quarterly Dividend

    PEWAUKEE, Wis.--(BUSINESS WIRE)--Nov. 3, 2003--The Middleton Doll Company (Nasdaq:DOLL) today reported a loss of $78,623 or $0.02 per diluted share for the third quarter ended September 30, 2003, compared to net income of $756,361 or $0.20 per diluted share for the same period in 2002. The financial services subsidiary reported earnings of $556,618 and the consumer products subsidiary reported a loss of $635,241 for the third quarter of 2003.
    For the first nine months of 2003, the company reported a loss of $100,126 or $0.03 per diluted share, compared to net income of $2,071,877 or $0.56 per diluted share for the first nine months of 2002. The financial services subsidiary reported a profit of $1,878,071 and the consumer products subsidiary reported a loss of $1,978,197 for the first nine months of 2003.
    The company also announced that its Board of Directors has declared a regular quarterly dividend of $0.10 per share, payable November 15, 2003, to shareholders of record November 5, 2003. The Middleton Doll Company pays out the earnings from its financial services subsidiary as dividends in order to maintain its status as a qualified real estate investment trust (REIT).
    Commenting on the third quarter results, George R. Schonath, president and chief executive officer of The Middleton Doll Company, said, "The consumer products segment continued to be affected by the soft economy and intense pricing pressure, especially in our Lee Middleton Original Dolls subsidiary. In addition, Lee Middleton's margins decreased during the third quarter as a result of actions taken in June 2003 to reduce prices on its line of Artist Studio Collection(TM) dolls. Unit sales, however have increased."
    Schonath said the price reductions are designed to stimulate sales and to offset the price competition of dolls produced in China. "We are encouraged by the increases in unit sales in the four months since we implemented the new pricing strategy. For example, for the period from January through May 2003, unit sales of our Artist Studio Collection dolls were down 50% from the same period in the prior year. From June through September 2003, however, unit sales were up 36% compared to the same period in 2002. We believe this indicates that although our pricing strategy has had a short-term impact on performance, it does have the potential to generate improvement over the long term," he said.
    "We are making good progress in pursuing legal actions to prevent the sale of certain dolls manufactured in China that we believe infringe on our copyrights and other intellectual property. To date, we have obtained a preliminary injunction halting sales of one allegedly infringing doll and a permanent injunction halting sales of another. In a third case, we recently agreed to a settlement that will also eliminate an allegedly infringing doll from the marketplace. Although we are still concerned about the problem of intellectual-property infringement, we are pleased with the results of our enforcement program thus far," said Schonath.
    "In addition to our copyright infringement efforts, we are also continuing our focus on reducing our cost of business. Operating expenses decreased $500,000 in the third quarter and nearly $900,000 for the first nine months of 2003, compared to the same periods a year ago," said Schonath.
    "This is a very challenging period for Lee Middleton and for the collectible doll industry. We have taken significant actions to address the copyright infringements and to reduce expenses. We believe these actions will benefit us over the long term as we become a stronger competitor and as the economy recovers," said Schonath.

    The Middleton Doll Company operates in two segments, consumer products and financial services. The company's consumer products segment is comprised of Lee Middleton Original Dolls, Inc., a designer, manufacturer and marketer of lifelike collectible and play dolls, and License Products, Inc., a designer and marketer of clocks and home decor products that are sold to major national retailers. The company's financial services subsidiary is a real estate investment trust (REIT).

    This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company's management and on information currently available to management, are generally identifiable by the use of words such as "believe," "expect," "anticipate," "plan," "intend," "estimate," "may," "will," "would," "could," "should," or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events. A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. Significant risks and uncertainties include (i) the continuing effect of adverse economic conditions and (ii) the effect of increasing competition in the collectible doll market. Additional information concerning the Company and its business, including factors that could materially affect the Company's financial results, is included in the Company's filings with the Securities and Exchange Commission.

    The Middleton Doll Company news releases are available on-line 24 hours a day at: http://www.middletondollcompany.com


                      The Middleton Doll Company
                           (NASDAQ/NMS:DOLL)
                              (Unaudited)


STATEMENTS OF OPERATIONS BY SEGMENT
-----------------------------------

                      Three months ended         Nine months ended
                   ------------------------- -------------------------
                         September 30,             September 30,
                         -------------             -------------
                       2003         2002         2003         2002
                       ----         ----         ----         ----
Consumer Products:
Net sales          $ 4,369,513  $ 5,335,018  $11,588,324  $15,851,315
Cost of sales        3,191,680    3,250,288    7,732,486    9,338,510
                   ------------ ------------ ------------ ------------
  Gross profit       1,177,833    2,084,730    3,855,838    6,512,805
Other expenses (income):
  Operating
   expenses          1,847,281    2,360,587    6,023,598    6,903,875
  Interest/rental
   expense to parent   221,394      130,358      659,160      431,449
  Management fees
   to parent           124,599      106,917      342,000      324,760
  Other expense
   (income)                695       37,187      (10,087)      98,441
  Income tax expense
   (benefit)          (374,533)    (281,215)  (1,160,817)    (481,253)
  Minority interest
   in earnings of
   subsidiary           (6,362)      (2,603)     (19,819)      72,329
                   ------------ ------------ ------------ ------------
    Total other
     expenses        1,813,074    2,351,231    5,834,035    7,349,601
Net (loss)         $  (635,241) $  (266,501) $(1,978,197) $  (836,796)
                   ============ ============ ============ ============

Financial Services:
Net rental/interest income:
  Interest on
   loans           $   770,949  $ 1,143,667  $ 2,578,917  $ 3,803,063
  Rental income        840,339      838,629    2,501,233    2,776,949
  Interest/rental
   income from
   subsidiary          221,394      130,358      659,160      431,449
  Interest expense    (667,547)    (920,525)  (2,238,345)  (2,924,174)
                   ------------ ------------ ------------ ------------
    Total net
     rental/interest
     income          1,165,135    1,192,129    3,500,965    4,087,287
Other income:
  Other income          35,606       20,752      125,864      178,513
  Management fees
   from subsidiary     124,599      106,917      342,000      324,760
  Gain on sale of
   swap contract             -      747,000      484,304      747,000
  Gain on sale of
   property            215,397            -      518,967    1,036,248
                   ------------ ------------ ------------ ------------
    Total other
     income            375,602      874,669    1,471,135    2,286,521
Other expenses:
  Depreciation
   expense on leased
   properties          195,970      199,328      582,974      627,279
  Other operating
   expenses            485,677      497,165    1,382,228    1,406,781
  Income tax expense
   (benefit)            76,196      (11,985)     183,695      352,791
                   ------------ ------------ ------------ ------------
    Total other
     expenses          757,843      684,508    2,148,897    2,386,851

Preferred stock
 dividends expense     226,276      359,428      945,132    1,078,284
                   ------------ ------------ ------------ ------------
Net income         $   556,618  $ 1,022,862  $ 1,878,071  $ 2,908,673
                   ============ ============ ============ ============


STATEMENTS OF OPERATIONS - COMBINED
-----------------------------------
Net (loss) income:
  Consumer
   Products        $  (635,241) $  (266,501) $(1,978,197) $  (836,796)
  Financial Services   556,618    1,022,862    1,878,071    2,908,673
                   ------------ ------------ ------------ ------------
Net income available
 to common
 shareholders      $   (78,623) $   756,361  $  (100,126) $ 2,071,877

(Loss) Earnings Per
 Share - Basic     $     (0.02) $      0.20  $     (0.03) $      0.56
(Loss) Earnings Per
 Share - Diluted   $     (0.02) $      0.20  $     (0.03) $      0.56

Average shares
 outstanding -
 Basic               3,727,589    3,727,589    3,727,589    3,727,589
Average shares
 outstanding -
 Diluted             3,743,389    3,727,589    3,734,733    3,727,589



    CONTACT: The Middleton Doll Company
             George R. Schonath, 262-523-4300